Exhibit 10.19

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

BROOKE CREDIT CORPORATION

Senior Secured Note

$187,500.00	October 31, 2006

FOR VALUE RECEIVED, the undersigned, Brooke Credit Corporation, a Kansas corporation (the “Company”), hereby unconditionally promises to pay to the order of FMP II Co-Investment, LLC (together with any successors and/or assigns, the “Purchaser”), in lawful money of the United States of America and in immediately available funds, the principal amount of One Hundred Eighty-Seven Thousand Five Hundred DOLLARS ($187,500.00), with interest thereon from time to time as provided herein, on April 30, 2013; provided, that such final installment shall in any event be in an amount equal to all remaining principal of and accrued but unpaid interest (and any unpaid penalties, fees or other Costs and Expenses) on this Note.

The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof at the rates per annum and on the dates specified in Sections 3.1(c) and (d) of the Purchase Agreement (as hereinafter defined) until paid in full.

All payments hereunder shall be made for the account of the Purchaser at its office located at 767 Fifth Avenue, New York, NY 10153, or to such other address as the Purchaser may designate in accordance with the terms of the Purchase Agreement.

If any principal of or interest on this Note is not paid when due or there exists an Event of Default under the Purchase Agreement, certain additional interest may be payable on this Note in accordance with the provisions of Section 3.1(d) of the Purchase Agreement.

This Note is one of the Senior Secured Notes issued by the Company pursuant to and subject to the terms of a certain Note and Warrant Purchase Agreement dated as of the date hereof among the Company and the original Purchasers listed on Exhibit A thereto (the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

Reference is made to the Purchase Agreement for a description of the agreements of the parties, the circumstances under which the maturity of this Note may be accelerated, and the obligations of the Company to pay the costs of enforcement of this Note (including reasonable fees and expenses of counsel) incurred by or on behalf of the holder of this Note. In the event that this Note becomes or is declared due and payable prior to its stated maturity, this Note shall become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

The Company has the right under certain circumstances and the obligation under certain other circumstances to prepay this Note in whole or in part, and is obligated to make certain mandatory prepayments on this Note, in each case as provided in the Purchase Agreement.

This Note is secured by and entitled to the benefit of the Security Documents and reference is hereby made to the Purchase Agreement and such Security Documents for a description of the properties mortgaged, pledged and assigned, the nature and extent of the Collateral and the rights of the parties to the Security Documents in respect of such Collateral.

This Note is to be construed and interpreted in accordance with and governed by the internal laws of the State of New York.

BROOKE CREDIT CORPORATION

By:	/s/ Michael S. Lowry
Name:	Michael S. Lowry
Title:	President and Chief
Executive Officer